                                                                   Exhibit 3.5.2
                                    BY-LAWS

                                      OF

                           ULTRA AIR PRODUCTS, INC.



                               ARTICLE I. OFFICES

     The principal office of the corporation in the State of Michigan shall be located in the City of Roseville, County of Macomb. The corporation may have such other offices, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 21st in the month of December in each year, beginning with the year 1985, at the hour of 9:00 o'clock A.M., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Michigan, such meeting shall be held on the next succeeding business day.

     If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient. If the annual meeting is not held for 90 days after the date designated therefor, or if no date has been designated for 15 months after organization of the corporation or after its last annual meeting, the circuit court for the county in which the registered office of the corporation is located, upon application of a shareholder, may summarily order the meeting or the election, or both, to be held at such time and place, upon such notice and for the transaction of such business as may be designated in the order.

     SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Michigan, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Michigan.

     SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder or record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or shareholders entitled to receive payment of any dividend, or entitled to receive the allotment of rights or for the purpose of any other action, the Board of Directors may fix a date as the record date for such determination of shareholders, such date to be not less than ten (10) days nor more than sixty (60) days before the date of the meeting or any other action to be taken.

     If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date under this section for the adjourned meeting. Nothing in this section shall affect the right of a shareholder and his transferee or transferor as between themselves.

     SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, shall be produced at the time and place of the meeting and shall be subject to inspection by any shareholder entitled to vote at such meeting during the whole time of the meeting. The list shall be prima facie evidence as to whom are shareholders entitled to examine such list or to vote at the meeting.

     SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his authorized agent or representative. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 3 years from its date unless otherwise provided in the proxy.

     SECTION 9. Voting of Shares. Each outstanding share of capital stock of the corporation shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders except as the Articles of Incorporation otherwise provide.

     SECTION 10. Voting of Shares by Certain Holders

     (a) Corporations
     Shares standing in the name of another corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person who by resolution of the Board of Directors of such corporation or by its By-Laws shall be appointed to vote such shares.

     (b) Representative or Fiduciary Capacity
     Shares held by a person in a representative or fiduciary capacity may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

     (c) Pledged Stock
     A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said shares and vote thereon.

     (d) Treasury Shares
     Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     (e) Jointly Held Shares
     Shares held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of shareholders by any of such persons, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which the shares shall be voted, controls if presented at the meeting. If no such agreement is presented at the meeting, the majority in interest of the joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, the shares, for the purpose of voting, shall be divided among such joint tenants or tenants in common in accordance with their interest in the shares.

     SECTION 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                        ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

     SECTION 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be FIVE. No director need be a shareholder. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.

     SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the annual meeting. The Board of Directors may provide, by resolution, the time and place, within or without the State of Michigan, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place within or without the State of Michigan for holding any special meeting of the Board of Directors called by them.

     SECTION 5. Notice. Notice of any special meeting shall be given at least three days previously thereto by written notice, stating the time and place of the meeting, delivered personally or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting by written statement signed before or after the holder of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. Quorum. A majority of the number of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A member of the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

     SECTION 7. Manner of Acting. Except as provided in Article XI hereby, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. Action Without a Meeting. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, a consent in writing, setting forth the action so taken, shall be signed severally or collectively by all of the directors entitled to vote with respect to the subject matter thereof.

     SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be a director only until the next election of directors by the shareholders or by reason of an increase in the number of directors.

     SECTION 10. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken is presumed to have concurred in that action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting before or promptly after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of such action. A director who is absent from a meeting of the board at which any such action is taken is presumed to have concurred in the action unless he files his dissent with the secretary of the corporation within a reasonable time after he had knowledge of the action.

     SECTION 12. Delegation of Powers to Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more of their number to constitute an executive committee who, to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the meetings of the Board except as may be prohibited by statute.


                              ARTICLE IV. OFFICERS

     SECTION 1. Number. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors. The Board of Directors may select a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the corporation.

     SECTION 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held immediately following each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Removal or Resignation. Any officer or agent may be removed by the Board of Directors with or without cause, but such removal shall be without limitation on the right, if any, of the person so removed to recover damages for breach of contract. Election or appointment of an officer or agent shall not of itself create contract rights. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all of and subject to all the restrictions upon the President. The Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provision of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     SECTION 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

     SECTION 11. Filling More Than One Office. Any two offices of the corporation may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the Articles or By-Laws to be executed, acknowledged or verified by two or more officers.


                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trusts, companies or other depositaries as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a new number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. Shares Certificates; Required Provisions. A certificate representing shares shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series.

     SECTION 3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to the the owner thereof for all purposes.

                            ARTICLE VII. FISCAL YEAR

     The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

                             ARTICLE VIII. DIVIDENDS

     SECTION 1. Declaration of Dividends. The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE IX. SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, its designation as a Michigan corporation, and the words, "Corporate Seal."

                          ARTICLE X. WAIVER OF NOTICE

     Whenever any notice is required to be given to any incorporator, shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, or under the provision of the Michigan Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the holding of the meeting shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI. AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors or by the shareholders at any annual or special meeting. Amendment of the By-Laws by the Board of Directors requires the vote of not less than a majority of the members of the Board then in office.

                                                  /s/ Robert L. McKay
                                             --------------------------------
                                                      Robert L. McKay
                                                        Secretary

                               AMENDMENT NO. 2 TO
                                   BY-LAWS OF
                            ULTRA AIR PRODUCTS, INC.

                           -------------------------

     Pursuant to the Special Meeting of Stockholders conducted on September 30, 1988, the following Amendment No. 2 to the By-laws of the Corporation was duly adopted by the shareholders of the Corporation:

               "RESOLVED FURTHER, that, pursuant to Article XI of the Company's By-Laws, the first sentence of Section 2, Article III shall be amended, effective October 1, 1988, to read as follows:

                    The number of directors of the corporation shall be two(2)."

                               AMENDMENT NO. 3 TO
                                   BY-LAWS OF
                            ULTRA AIR PRODUCTS, INC.

                           -------------------------

     Pursuant to the Consent Resolutions of the Sole Shareholder adopted on April 28, 1990, the following Amendment No. 3 to the By-laws of the Corporation was duly adopted by the sole shareholder of the Corporation:

               "RESOLVED, that, pursuant to Article XI of the Company's By-Laws, the first sentence of Section 2, Article III shall be amended, effective as of April 28, 1990, to read as follows:

                   The number of directors of the corporation shall be one (1)."

                               AMENDMENT NO. 4 TO
                                   BY-LAWS OF
                            ULTRA AIR PRODUCTS, INC.

                           -------------------------

     Pursuant to the Resolutions of the Shareholders adopted on February 13, 1995, the following amendments to the By-laws of the Corporation were duly adopted by the shareholders of the Corporation:

     "FURTHER RESOLVED, that Article III, Section 2 of the Bylaws of the Corporation shall be amended to increase the number of directors from one to three. Upon this Amendment, Section 2 shall be replaced and read in its entirety:

               SECTION 2. Number, Tenure, and Qualifications. The number of directors of the Corporation shall be three. No director need be a shareholder. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his resignation or removal.


     FURTHER RESOLVED, that Article IV, Section 1 of the Bylaws shall be amended to require that the officers of the Corporation be elected by the shareholders of the Corporation and which shall include a chairman of the Board. Upon this Amendment, Article IV Section 1 shall be replaced and read in its entirety:

               Section 1. Number. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer, each of whom shall be elected by the Shareholders. The Shareholders may elect one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect such other officers and agents as they may deem necessary for the transaction of the business of the corporation.

     FURTHER RESOLVED, the Article IV shall include in its provisions, as
     Section 5, the duties and responsibilities of the Chairman of the Board. A new Section 5 shall be added, which shall read:

               Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Shareholders, of the Board of Directors and of any executive committee. He or she shall perform such other duties and functions as shall be assigned to him or her from time to time by the Board of Directors. He or she shall be, ex officio, a member of all standing committees. Except whereby law the signature of the President of the Corporation is required, the Chairman of the Board of Directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the Corporation which may be authorized by the Board of Directors. During the absence of disability of the President, or while that office is vacant, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.

     FURTHER RESOLVED, that the responsibilities and duties of the President shall be enumerated in a new Section 6 which shall replace the duties existing in Section 5 of the Bylaws, and which shall provide as follows:

               Section 6. President. During the absence of disability of the Chairman of the Board, or while that office is vacant, the President shall preside over all meetings of the Board of Directors, of the Shareholders and of any executive committee, and shall perform all of the duties and functions, and when so active shall have all the powers and authority, of the Chairman of the Board. He of she shall be, ex officio, a member of the standing committees. The President shall, in general, perform all the duties incident to the office of the President and such of the duties as may be prescribed by the Board of Directors.

          The remaining Sections of Article IV shall be renumbered to accommodate, and be consistent with, these Amendments."

                              ULTRA AIR PRODUCTS

                 AMENDMENTS TO THE BY-LAWS OF THE CORPORATION
                     ADOPTED BY THE BOARD OF DIRECTORS ON
                                March 31, 1998

     1. The first sentence of Article IV, Section 6 of the By-laws is amended in its entirely to read as follows:

     Section 6. President. The President shall be subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.

     2. Article IV of the By-laws is amended to add a new section 13 as follows:

     Section 13. Chief Executive Officer. Unless otherwise designated by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The designation of the Chief Executive Officer may be changed at any special meeting of the Board of Directors. The President shall be the Chief Executive Officer whenever the office of Chairman of the Board is vacant. The Chief Executive Officer shall be responsible to the Board of Directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect.